UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/15/2009

Dean Foods Company
(Exact name of registrant as specified in its charter)

Commission File Number:  1-12755

Delaware	75-2559681
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2515 McKinney Avenue, Suite 1200
Dallas, TX 75201
(Address of principal executive offices, including zip code)

(214) 303-3400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On June 15, 2009, Dean Foods Company (the "Company") announced its agreement to acquire the Alpro division of Vandemoortele, N.V., a privately held food company based in Belgium. Alpro manufactures and sells branded soy-based beverages and food products in Europe. The Company intends to finance the purchase price of approximately 325 million Euro (approximately $455 million U.S., assuming an exchange rate of 1 Euro = $1.40) with funds from its existing $1.5 billion five year senior secured revolving credit facility. The transaction is subject to customary closing conditions, and is expected to be completed in the third quarter of 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dean Foods Company

Date: June 15, 2009	By:	/s/ Rachel A. Gonzalez
Rachel A. Gonzalez
Vice President and Deputy General Counsel